                                                                    Exhibit 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                                               (UNAUDITED)
                                               NINE MONTHS
                                                  ENDED                          FISCAL YEAR ENDED DECEMBER 31,
                                               SEPTEMBER 30,
                                                  2005              2004              2003               2002             2001
                                             ---------------   ---------------   ---------------   ---------------   ---------------
                                                                                (IN THOUSANDS)

Net (loss) income per financial statements   $      (170,713)  $       355,584   $       263,437   $       102,066   $           312
Add (deduct):
              Income taxes                           (42,123)           (9,797)           (5,256)             (857)             --
              Fixed charges                           18,845            13,342             6,099             1,370              --
                                             ---------------   ---------------   ---------------   ---------------   ---------------
Total (loss) earnings                               (193,991)          359,129           264,280           102,579               312
                                             ---------------   ---------------   ---------------   ---------------   ---------------

Fixed Charges

Interest expense                                      16,889             9,959             4,238               984              --
Debt issuance costs, amortized                           341             1,410               582                88              --
Interest expense under
   operating leases (estimated 33%)                    1,615             1,973             1,279               298              --
                                             ---------------   ---------------   ---------------   ---------------   ---------------
Total fixed charges                                   18,845            13,342             6,099             1,370              --
                                             ---------------   ---------------   ---------------   ---------------   ---------------

                                             ---------------   ---------------   ---------------   ---------------   ---------------
Ratio of earnings to fixed charges                      --               26.9x             43.3x             74.9x             NM(1)
                                             ===============   ===============   ===============   ===============   ===============

                                             ---------------
Deficiency                                   $       212,836
                                             ===============

                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                            (UNAUDITED)            FOR THE YEAR
                                                            NINE MONTHS                ENDED
                                                        ENDED SEPTEMBER 30,        DECEMBER 31,
                                                                2005                   2004
                                                        -------------------        -------------
                                                                                   (in thousands)

Pro forma net (loss) income per financial statements    $         (173,672)           $  355,483
Add (deduct):
              Income taxes                                         (42,123)               (9,797)
              Pro forma fixed charges                               21,804                13,443
                                                        -------------------       --------------
Pro forma total (loss) earnings                                   (193,991)              359,129
                                                        -------------------       --------------
Fixed Charges
Pro forma interest expense                                          19,848                10,060
Debt issuance costs, amortized                                         341                 1,410
Interest expense under
   operating leases (estimated 33%)                                  1,615                 1,973
                                                        -------------------       --------------
Pro forma total fixed charges                                       21,804                13,443
                                                        -------------------       --------------
Pro forma ratio of earnings to fixed charges                             -                 26.7x
                                                        ==================        ==============

                                                        ------------------
Deficiency                                              $          215,795
                                                        ==================

-----------------

(1) Not meaningful.